UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2020

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

NEW YORK	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Annual Meeting. The 2020 Annual Meeting of Shareholders of the Company was held on June 25, 2020.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s shareholders.

Matter One. Election of Directors. Each of the seven nominees listed below was elected a director of the Company to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Peter A. Bridgman	79,032,222	383,577	1,600,781
Alex Grinberg	78,527,357	888,442	1,600,781
Efraim Grinberg	79,021,518	394,281	1,600,781
Alan H. Howard	78,867,474	548,325	1,600,781
Richard Isserman	78,642,324	773,475	1,600,781
Ann Kirschner	79,258,764	157,035	1,600,781
Stephen Sadove	78,620,433	795,366	1,600,781

Matter Two. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
80,707,600	283,710	25,270	-

Matter Three. Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2020 Annual Meeting of Shareholders.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
78,548,498	828,231	39,070	1,600,781

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2020

MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel